Nuvve Engages Crypto Venture Group to Accelerate Digital Asset Strategy
New portfolio committee will be led by experts in technology, crypto, and fintech
SAN DIEGO– May 9, 2025 – Nuvve Holding Corp. (NASDAQ: NVVE), a global leader in vehicle-to-grid (V2G) technology and grid modernization, today announced it has engaged multiple leading digital asset advisory consultants, to accelerate the growth of its newly formed subsidiary, Nuvve-DigitalAssets.
The consultants will advise Nuvve on the strategic development of its digital asset portfolio, providing expertise in token selection, decentralized infrastructure opportunities, risk management, and regulatory alignment. Their role will be central to building a sophisticated, high-growth digital treasury as part of Nuvve’s broader plan to create long-term shareholder value through blockchain innovation.
“This is a core strategic initiative requiring focus and expertise,” said Gregory Poilasne, CEO and co-founder of Nuvve. “The selection of these consultants ensures that Nuvve-DigitalAssets is built on insight, discipline, and conviction. This is how we win in the next era of finance.”
The engagement comes on the heels of Nuvve’s recent launch of Nuvve-DigitalAssets, a wholly owned subsidiary created to capitalize on opportunities across the cryptocurrency and blockchain economy. The subsidiary's investment strategy will focus on the foundational assets of the next-generation financial system. While we acknowledge the importance of Bitcoin, Solana, and Ethereum, the subsidiary will target multiple picks-and-shovels tokens from high-growth sectors such as decentralized finance (DeFi), decentralized physical infrastructure (DePin), programming, and the tokenization of real-world assets (RWAs).
To ensure strong oversight and execution, Nuvve is forming a Digital Asset Management Portfolio Committee to govern investment decisions. The committee will be chaired by James Altucher, a renowned crypto investor and early Bitcoin advocate; with the support of Tim Collins, veteran financial commentator, known for his deep insights into public markets and crypto asset dynamics, as well as Gregory Poilasne, Nuvve CEO;
“The companies that thrive in this new economy will be the ones who understand where finance is going and have the courage to move early,” said Altucher. “Nuvve is doing both with the right team and a clear strategy.”
“I’ve followed disruptive financial trends for decades,” added Collins. “The convergence of blockchain, decentralized markets, and traditional financial systems isn’t years away, it’s happening now. I look forward to guiding this strategy at a company with the courage to lead.”
Nuvve will maintain transparency with shareholders through regular updates on digital asset holdings and allocation strategy via the Nuvve-DigitalAssets platform. The company’s entry into the crypto economy is not just about diversification; it’s about long-term leadership at the intersection of clean energy and digital finance.
About Nuvve Holding Corp.
Nuvve Holding Corp. (NASDAQ: NVVE) is a global leader accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) technology. Nuvve’s platform enables electric vehicles to store and discharge energy, transforming EVs into mobile energy resources and helping to stabilize the grid. Nuvve’s mission is to lower the cost of EV ownership while supporting the transition to a cleaner, more resilient energy infrastructure.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “aims,”

“anticipates,” “plans,” “looking forward to,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “continue,” “seeks” or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
For more information, visit www.nuvve.com.